UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2004
(Date of earliest event reported)

THE DIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	51-0374887 (I.R.S. Employer Identification No.)

15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619
(Address of principal executive offices)

(480) 754-3425
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-2.1
EX-10.1
EX-99.1

Item 5. Other Events and Required FD Disclosure.

On March 15, 2004, The Dial Corporation, a Delaware corporation (“Dial”), issued a press release announcing that Dial has entered into a Memorandum of Understanding (“MOU”) to settle all pending stockholder lawsuits relating to the Agreement and Plan of Merger, dated December 14, 2003, by and among Henkel KGaA, a Kommanditgesellschaft auf Aktien (a partnership limited by shares) organized under the laws of the Federal Republic of Germany, Henkel Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Henkel, and Dial (the “Merger Agreement”) and the transactions contemplated thereby.

Under the terms of the MOU, the Merger Agreement has been amended to reduce the termination fee payable by Dial under certain circumstances if the merger is not consummated from $110 million to $85 million. In addition, pursuant to earlier discussions with plaintiffs’ counsel, supplemental disclosures requested by plaintiffs’ counsel were included in Dial’s proxy statement, dated February 18, 2004, relating to the stockholders’ meeting scheduled for March 24, 2004 to consider and adopt the Merger Agreement. The settlement is subject to court approval and the consummation of the transactions contemplated by the Merger Agreement. A copy of the Amendment to the Merger Agreement, dated March 15, 2004, is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Memorandum of Understanding, dated March 15, 2004, is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release, dated March 15, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description
2.1	Amendment to Agreement and Plan of Merger, dated as of March 15, 2004, by and among Henkel KGaA, Henkel Merger Corporation and The Dial Corporation.

10.1	Memorandum of Understanding, dated March 15, 2004, by and among The Dial Corporation and certain of its stockholders.

99.1	Press release of The Dial Corporation, dated March 15, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIAL CORPORATION

Dated: March 15, 2004	By:	/s/ Conrad A. Conrad

		Name:	Conrad A. Conrad
		Title:	Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Amendment to Agreement and Plan of Merger, dated as of March 15, 2004, by and among Henkel KGaA, Henkel Merger Corporation and The Dial Corporation.

10.1	Memorandum of Understanding, dated March 15, 2004, by and among The Dial Corporation and certain of its stockholders.

99.1	Press release of The Dial Corporation, dated March 15, 2004.